PLACARD/LOBBY POSTER FOR EACH BRANCH OFFICE - Approx. 2 1/2' X 4'




                                  [Bank's Logo]



          Adirondack Financial Services Bancorp, Inc. is Going Public!



             You may now own a part of Gloversville Federal Savings
                          by purchasing shares of stock
       in the holding company, Adirondack Financial Services Bancorp, Inc.


                          Please take a prospectus, and
                for further information about the stock offering
                            call the Stock Center at

                                 (518) 725-3660


--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

                             NEWSPAPER ADVERTISEMENT


                                    NEW ISSUE

                             [Holding Company Logo]






                   Adirondack Financial Services Bancorp, Inc.
                        the proposed holding company for
                          Gloversville Federal Savings
                                is going public!


                 Up to ________ shares of Common Stock are being
                  offered at a Subscription Price of $10.00 per
                                     share.


                              For Information Call:
                                  Stock Center

                            Telephone (518) 725-3660



                     or stop by the Stock Center located at
                              52 North Main Street
                          Gloversville, New York 12010


The Subscription Offering period deadline is 12:00 Noon, Eastern Time March 20, 1998.



--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

1.   Letter to Members and Friends (Closed Accounts)



February ___, 1998




Dear Depositors and Friends:

       The Board of Directors of Gloversville Federal Savings and Loan ("Gloversville Federal Savings") has adopted a plan to convert to a stock savings and loan association (the "Conversion"). As a stock company, Gloversville Federal Savings will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Gloversville Federal Savings will increase its capital and will enable
Gloversville Federal Savings to support future banking activities. The Conversion will not affect your deposit accounts or loans with Gloversville Federal Savings or existing FDIC insurance coverage for your deposit accounts.

       As part of the Conversion, Gloversville Federal Savings has formed a holding company, Adirondack Financial Services Bancorp, Inc. which will own all of the common stock of Gloversville Federal Savings. Adirondack Financial Services Bancorp, Inc. is offering up to 575,000 shares of its common stock (subject to increase to 661,250 shares under certain conditions) to customers of Gloversville Federal Savings at a subscription price of $10.00 per share. As a depositor on either September 30, 1996, December 31, 1997, or January 31, 1998, you have a preferential right to subscribe to purchase the stock of Adirondack Financial Services Bancorp, Inc. during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:

     o PROSPECTUS containing detailed information about Gloversville Federal Savings and the stock offering. Please read the Prospectus carefully before making your investment decision.

     o BROCHURE which answers questions about the Conversion and stock offering.

     o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of Adirondack Financial Services Bancorp, Inc. stock. Payment by check or written authorization to withdraw from a specified Gloversville Federal Savings account must accompany each order form and certification. Orders of $25,000 or more must be paid by Gloversville Federal Savings account withdrawals, certified check, cashier's check, or money order. Order forms must be received by Gloversville Federal Savings no later than 12:00 noon, New York time on March 20,1998.

       If you would like to purchase Adirondack Financial Services Bancorp, Inc. stock for your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (518) 725-3660.

Letter to Members and Friends
Page 2


       If you were a depositor of Gloversville Federal Savings on September 30, 1996 you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Gloversville Federal Savings take this important step by signing the enclosed proxy card(s) and, casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope. We urge you to vote "Yes" even if you do not want to purchase any stock. Voting in favor of the Conversion does not require you to purchase stock.

       We believe it is in the best interest of Gloversville Federal Savings to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Center at (518) 725-3660.

Sincerely,



Lewis E. Kolar
President and Chief
   Executive Officer

Enclosures
VS


--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

2.   Letter for branch packages, Stock Center, non-members.



February  ___, 1998




Dear Prospective Investor:

       Gloversville Federal Savings and Loan Association ("Gloversville Federal Savings") is converting to a federal stock savings and loan association (the "Conversion").

       As part of the Conversion, Gloversville Federal Savings has formed a holding company, Adirondack Financial Services Bancorp, Inc. Adirondack Financial Services Bancorp, Inc. will own all of the common stock of
Gloversville Federal Savings. Adirondack Financial Services Bancorp, Inc. is offering up to 661,250 shares of its common stock at a purchase price of $10.00 per share. Even if you are not a present or former depositor with subscription rights, you may have the opportunity to purchase shares without paying a fee or commission. Certain depositors have priority rights to purchase shares in the Subscription Offering and therefore your order may not be filled.

       For your convenience, enclosed are the following materials:


     o PROSPECTUS containing detailed information about Gloversville Federal Savings and the stock offering. Please read the prospectus carefully before making your investment decision.

     o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of Adirondack Financial Services Bancorp, Inc. stock. Payment by check or written authorization to withdraw from a specified Gloversville Federal Savings account must accompany each order form and certification. Orders of $25,000 or more must be paid by Gloversville Federal Savings account withdrawals, certified check, cashier's check or money order. If you are interested in purchasing shares of Adirondack Financial Services Bancorp, Inc. stock in this offering, your completed stock order form and certification along with payment must be received by Gloversville Federal Savings by no later than 12:00 noon, New York time on March 20, 1998.

Letter for Branch Packages, Stock Center, non-members
Page 2


       We encourage you to review this investment opportunity carefully. If you have any questions, please call our Stock Center at (518) 725-3660.

Sincerely,



Lewis E. Kolar.
President and Chief
   Executive Officer

Enclosures
P



--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

3.   Capital Resources Cover Letter to Blue Sky States



                                                              February __, 1998



To Depositors and Friends of Gloversville Federal Savings and Loan Association:

       Capital Resources, Inc. is an NASD member broker/dealer assisting Gloversville Federal Savings Bank ("Gloversville Federal Savings") in its conversion from a mutual to a stock savings and loan association.

       At the request of Gloversville Federal Savings and Adirondack Financial Services Bancorp, Inc., the proposed parent holding company of Gloversville Federal Savings we enclose certain materials regarding the sale and issuance of common stock in connection with the conversion of Adirondack Financial Services Bancorp, Inc. These materials include a prospectus which offers you the opportunity to subscribe to purchase shares of common stock of Adirondack Financial Services Bancorp, Inc.

       We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials. If you have any questions, please contact us at the Stock Center at (518) 725-3660.
                                                Very truly yours,



                                                Capital Resources, Inc.

Enclosures
BD


--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

4.   Letter to Members in "Dark Blue-Sky" States and Foreign Accounts


February ___, 1998


Dear Depositor:

       Gloversville Federal Savings Bank ("Gloversville Federal Savings") is converting to a federal stock savings and loan association with the concurrent formation of a holding company, Adirondack Financial Services Bancorp, Inc.

       Enclosed you will find a Proxy Statement and Prospectus describing the conversion and proxy card(s). As a depositor of Gloversville Federal Savings on September 30, 1996, we ask you to participate in the conversion by reviewing the information provided and voting on the conversion by completing and mailing the enclosed proxy card(s) in the enclosed postage-paid envelope as soon as possible. The Board of Directors recommends that you vote in favor of the Plan of Conversion.

       Although you may vote on Gloversville Federal Savings Plan of Conversion, Adirondack Financial Services Bancorp, Inc. unfortunately is unable to either offer or sell its common stock to you because (I) the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise; or (ii) the small number of eligible subscribers in your jurisdiction makes registration or qualification of Adirondack Financial Services Bancorp, Inc., its officers, directors, employees and persons acting on its behalf as broker/dealer in your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, neither this letter nor the enclosed material should be considered an offer to sell or a solicitation of an offer to buy the common stock of Adirondack Financial Services Bancorp, Inc.

       If you have any questions about your voting rights or the conversion in general, please call the Stock Center at (518) 725-3660.

Sincerely,



Lewis E. Kolar.
President and Chief
   Executive Officer

Enclosures
J

--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, CPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------